2909 Hillcroft, Suite 420

Houston, TX  77057

713-467-2222

January 11, 2017

NEWS RELEASE

Press Contacts:

Rick J. Vitale, CFA
President, Hartman Real Assets Securities, Inc.
Phone: 651-491-3693
Email: rvitale@hrasecurities.com

Hartman XX Declares $13.15 NAV Per Share

Hartman Short Term Income Properties XX, Inc. (“Hartman XX”, “the Company”) announced that its board of directors approved an estimated net asset value (“NAV”) of $13.15 per share (based on a range of $12.74 to $13.53) of its common stock as of September 30, 2016. The previous estimated NAV as of December 31, 2015 was $12.40 per share.

Hartman Advisors, LLC, Hartman XX’s advisor, engaged WKW Advisors, an independent third-party real estate advisory firm, to assist in determining the estimated per share NAV based on Hartman XX’s real estate portfolio holdings. WKW Advisors, LLC is the same firm that performed the previous valuation estimate.

WKW Advisors’ valuation was based upon the estimated market value of Hartman XX’s assets, less the estimated market value of the Company's liabilities, divided by the total number of shares outstanding, and was performed in accordance with the valuation guidelines established by the Investment Program Association Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs.

Rick Vitale, President of Hartman Advisors, LLC, commented, “We could not be more pleased with the ongoing performance of Hartman XX and its property holdings.  The latest per share net asset value estimate is a testimony to our efforts to meet the stated objectives of the investment program for the benefit of our investors.”

Hartman XX commenced its initial public offering in February 2010 for up to 25,000,000 shares of common stock at a price of $10.00 per share.  On July 16, 2013, the Company commenced its follow-on public offering of up to $200,000,000 in shares of its common stock to the public at a price of $10.00 per share and up to $19,000,000 in shares of its common stock to our stockholders pursuant to its distribution reinvestment plan at a price of $9.50 per share.   The program closed to new investments on March 31, 2016.

As of September 30, 2016, Hartman XX owned 16 properties and had accepted subscriptions for and issued 18,574,461 shares of our common stock in its initial public offering and follow-on offering, including 1,174,761 shares of our common stock issued pursuant to its distribution reinvestment plan, resulting in aggregate gross proceeds of $181,336,480. On November 14, 2016, the Company entered into a joint venture with Hartman vREIT XXI, Inc. to purchase Village Pointe Shopping Center in San Antonio, Texas. On December 22, 2016, the Company purchased Three Forest Plaza, a 19-story, 366,549 square foot suburban office building in Dallas, Texas. In total, the Company’s current portfolio includes 18 properties.

About Hartman Short Term Income Properties XX, Inc.

Hartman Short Term Income Properties XX, Inc. is a Texas-centric REIT which owns 18 properties located in Dallas/Ft. Worth, Houston, and San Antonio. For additional information about Hartman XX, please visit www.HartmanREITs.com or call Rick Vitale, CFA at 651-491-3693.

This material contains forward-looking statements regarding the business and financial outlook of Hartman XX and its advisor that are based on management's current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ from the statements contained in this material.  Forward-looking statements speak only as of the date on which such statements were made and we undertake no obligation to update any such statements that may become untrue as a result of subsequent events.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.

Securities offered through Hartman Real Assets Securities, Inc., Member FINRA/SIPC, 2909 Hillcroft, Ste. 420, Houston, TX  77057 (800) 880-2212.